Exhibit 5.1

June 10, 2015

Heron Therapeutics, Inc.
123 Saginaw Drive
Redwood City, California 94063

Re:	Heron Therapeutics, Inc.
Registration Statements on Form S-3 (File Nos. 333-195928 and 333-198862)

Ladies and Gentlemen:

We have examined the Registration Statements on Form S-3, File Nos. 333-195928 and 333-198862, as amended (the “Registration Statements”), of Heron Therapeutics, Inc., a Delaware corporation (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 5,520,000 shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”) pursuant to the Underwriting Agreement dated as of June 10, 2015 among the Company and the Underwriters named therein.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of specimen Securities and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that the Shares, when issued against payment therefor as set forth in the Registration Statements, will be validly issued, fully paid and non-assessable.

We consent to the filing of this opinion as an exhibit to the Registration Statements, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statements and the prospectuses that form a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP